District Court, City and County of Denver,
State of Colorado
Court Address: 1437 Bannock Street
Denver, CO 80202
___________________________________________

Plaintiff: Headgate II, LLC, a Colorado limited liability company,

v.

Defendants: Strainwise, Inc., a Colorado corporation, Erin Phillips, an individual, and Shawn Phillips, an individual.

____________________________________________
▲ ▲ COURT USE ONLY Case No.: Division:
CONFESSION OF JUDGMENT

STWC Holdings, Inc. f/k/a Strainwise, Inc., Erin Phillips and Shawn Phillips, being dulysworn, depose and say:

1.    STWC Holdings, Inc. f/k/a Strainwise, Inc. ("Strainwise") and Headgate II, LLC ("Headgate") entered into a Commercial Lease Agreement, dated April 1, 2014 (the "Lease"), wherein Headgate, as landlord, leased to Strainwise, as tenant, the real property located at 11100 East 51st Avenue, Denver, CO 80239.

2.    The Lease was subsequently amended by that certain Addendum, dated March 5, 2015, by that certain Settlement Agreement and Addendum to Commercial Lease Agreement, dated November 9, 2015, by that certain Agreement of Transfer of Licenses, dated May 9, 2017, by that certain Forth Amendment to Lease, dated June 5, 2017, and by that certain Conditional Release and Payment of Back Rent Agreement, dated October 5, 2017.

3.    Strainwise's obligations under the Lease were personally guaranteed by Erin Phillips ("E. Phillips") and Shawn Phillips ("S. Phillips").

4.    On March 2, 2018, Headgate filed its Complaint in the District Court for Denver County, State of Colorado, at Case No. 2018CV30778 against Strainwise, E. Phillips and S. Phillips alleging that Strainwise breached the Lease and that E. Phillips and S. Phillips breached their personal guarantees by failing to cure Strainwise's breaches of the Lease.

5.    E. Phillips is the President and CEO of Strainwise with authority to act on its behalf.

6.    Strainwise, E. Phillips and S. Phillips, jointly and severally, hereby confess judgment in favor of Headgate II, LLC in the amount of ONE HUNDRED FIFTY THOUSAND DOLLARS AND NO CENTS ($150,000.00) (the "Judgment").

7.    The total amount of the Judgment to be entered by the Court shall be One Hundred Fifty Thousand Dollars, less any and all amounts paid by Strainwise, E. Phillips and/or S. Phillips under the Confidential Settlement Agreement and Release of Claims to which this Confession of Judgment was attached as Exhibit A.

8.    Strainwsie, E. Phillips and S. Phillips acknowledge that in entering into this Confession of Judgment they have been advised and/or provided with a reasonable opportunity to confer with counsel of their choosing prior to the execution of same, and they acknowledge that they fully understand the legal effect of this Confession of Judgment.

9.    The parties understand and expressly agree that this Confession of Judgment shall bind and benefit the trustees, administrators, representatives, successors and assigns of the parties.

10. Strainwise, E. Phillips and S. Phillips stipulate that they will not subsequently attempt to set aside, appeal or collaterally attack this Confession of Judgment.

11. By entering into this Confession of Judgment, the parties acknowledge and agree that Headgate does not waive any claim for objection to discharge or exception from discharge under Sections 523 and 727 of the United States Bankruptcy Code, in the event that Strainwise, E. Phillips or S. Phillips files for bankruptcy protection.

12. All matters at issue and all questions concerning the interpretation and enforcement of this Confession of Judgment shall be decided and construed in accordance with the laws of the State of Colorado. The exclusive jurisdiction and venue of any action brought related to this Confession of Judgment shall be the City and County of Denver, Colorado, and the parties hereby agree and consent to the jurisdiction of such Court over said action.

STWC HOLDINGS, INC. f/k/a STRAINWISE, INC. ____________________________________________________________________________________ Erin Phillips Title: President and CEO	____________________________________________________________ Erin Phillips, individually
__________________________________________________ Shawn Phillips, individually

STATE OF COLORADO        )

                 )    )ss.

COUNTY OF DENVER    )

          The foregoing CONFESSION OF JUDGMENT was executed before me this _____ day of ______________, 2018, by Erin Phillips, individually and as President and CEO of STWC Holdings, Inc. f/k/a Strainwise, Inc.

WITNESS my hand and official seal.

 My commission expires:

___________________________
Notary Public

STATE OF COLORADO           )

                                                          )ss.

COUNTY OF DENVER            )

          The foregoing CONFESSION OF JUDGMENT was executed before me this _____ day of ______________, 2018, by Shawn Phillips, individually.

WITNESS my hand and official seal.

My commission expires:

___________________________

Notary Public

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